Exhibit 99.1

Contact:	Dana Grosser	Murray A. Louis, V.P.
Voice:	610.676.2459	610.676.1932
E-Mail:	dgrosser@seic.com	mlouis@seic.com
Pages:	One

For Immediate Release

REVISED RELEASE

SEI Investments Announces Increase in Stock Repurchase Program

OAKS, Pa., February 15, 2005 – SEI Investments Company (NASDAQ:SEIC) announced today that its Board of Directors has approved an increase in its stock repurchase program by an additional $50 million.

During the calendar year 2005 (thru February 11th), the Company repurchased approximately 373 thousand shares at a cost of $13.6 million.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending December 31, 2004, through our subsidiaries and partnerships in which we have a significant interest, SEI administers over $288 billion in mutual fund and pooled assets, manages over $120 billion in assets, and operates 22 offices in 11 countries. For more information, visit www.seic.com.